UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
September 19, 2006
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49616	88-0488686

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11588 Sorrento Valley Road, Suite 17, San Diego, California		92121

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 794-8889
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
SIGNATURES

Item 3.02 Unregistered Sales of Equity Securities
          On September 19, 2006, Halozyme Therapeutics, Inc. (the “Company”) issued 2,204,188 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), in connection with the exercise of callable Common Stock purchase warrants (“Warrants”). The Shares were sold at a per share purchase price of $1.75 per share and the Company received gross proceeds of approximately $3.9 million.
          No shareholder approval was required for the sale of the Shares. The holders of the Warrants are institutional and accredited investors as defined in the Securities Act of 1933, as amended (the “Securities Act”), and the Shares were sold pursuant to exemptions from registration under Regulation D of the Securities Act.
          The Company has previously filed a registration statement with the Securities and Exchange Commission covering the resale of the Shares.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
September 25, 2006	By:	/s/ David Ramsay
David Ramsay
Chief Financial Officer